UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2011

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 603-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      Effective September 21, 2011, Image Sensing Systems, Inc. (the “Company”) appointed Kris B. Tufto to its Board of Directors, increasing the size of the Board to eight members.  He was also appointed to serve on the Board’s Audit Committee. James W. Bracke resigned from the Audit Committee.

Mr. Tufto will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policy. Under the policy, for 2011, he will receive an annual retainer of $12,000 for serving on the Company’s Board, $1,000 for each regular Board meeting attended, $500 for each special Board meeting attended, and $750 for each Audit Committee meeting attended. In addition, as a non-employee director, in connection with his initial appointment to the Board, effective September 21, 2011, the Company granted Mr. Tufto a non-incentive stock option to purchase 18,000 shares of the Company’s common stock for $6.58 per share, which is equal to the closing price of the Company’s common stock on September 20, 2011 as quoted on The NASDAQ Capital Market. The option shares become exercisable in three equal installments on each of the first, second and third anniversary of the date of grant. The grant was made under the Company’s 2005 Stock Incentive Plan.

Item 5.03. Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

(a)      On September 16, 2011, the Board amended the Company’s Bylaws to increase the number of directors and to provide for the office of Chairman. Before the amendment, the Bylaws did not expressly provide for the office of Chairman. The amended Bylaws provide as follows:

•	Section 1 of Article III was amended to provide that the Company shall have not less than two nor more than nine directors. It previously provided that the maximum number of directors was seven.

•	Section 1 of Article V was amended by adding a sentence providing that the Directors may, but are not required to, elect a Chairman of the Board, who shall be a member of the Board of Directors.

•	Article V was amended by adding Section 10, which provides that the Chairman shall preside at all meetings of the shareholders and of the Board of Directors.

•	Section 5 of Article III was amended by providing that the Chairman or, in his absence, the President, shall call Board meetings to order. It previously provided that the President shall call Board meetings to order.

•	Section 4 of Article V was amended to provide that the President, in the absence or disability of the Chairman, shall preside at shareholder and Board meetings. It previously provided that the President shall preside at shareholder and Board meetings.

The amendments to the Bylaws were effective on September 16, 2011. The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Bylaws. The Company will file a complete copy of the amended Bylaws as an exhibit to its next Quarterly Report on Form 10-Q. In connection with these amendments, the Board appointed James W. Bracke as Chairman.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits. The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

99.1     Press Release dated September 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: September 22, 2011
	By	/s/ Gregrory R. L. Smith
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Exhibit Index

Exhibit No.

99.1      Press Release dated September 22, 2011.

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